Exhibit 99.1

Investor Relations

Amy Dahl

Managing Director, Corporate Communications and Investor Relations

(952) 887-8913, amy.dahl@toro.com

Media Relations

Branden Happel

Senior Manager, Public Relations

(952) 887-8930, branden.happel@toro.com

For Immediate Release

The Toro Company Reports Record Results for Fiscal 2013

•                  Fiscal 2013 sales increase to a record $2 billion

•                  Operating earnings expand to 11.3 percent and a record $230.7 million

•                  Net earnings per share for the year up 22 percent to a record $2.62

•                  Quarterly cash dividend increased 43 percent to $0.20 per share

BLOOMINGTON, Minn. (December 5, 2013) — The Toro Company (NYSE: TTC) today reported net earnings of $154.8 million, or $2.62 per share, on a net sales increase of 4.2 percent to $2,041.4 million for its fiscal year ended October 31, 2013. In fiscal 2012, the company delivered net earnings of $129.5 million, or $2.14 per share, on net sales of $1,958.7 million.

For the fourth quarter, Toro reported net earnings of $5 million, or $0.08 per share, on a net sales increase of 12.7 percent to $382.4 million. In the comparable fiscal 2012 period, the company posted net earnings of $0.3 million on net sales of $339.3 million.

The company also announced that its board of directors has declared a quarterly cash dividend of $0.20 per share, an increase from its previous quarterly dividend rate of $0.14 per share. This dividend is payable on January 15, 2014, to shareholders of record on December 30, 2013.  In addition, the company increased its annual dividend guideline to 30 to 40 percent of its three-year average net earnings per share, up from the previous guideline of 20 to 30 percent.  In fiscal 2013, the company paid $32.5 million in dividends and repurchased over 2 million shares of its common stock, returning more than $130 million in total cash to its shareholders.

“The Toro Company completed a record year with new highs for revenues, operating earnings and earnings per share,” said Michael J. Hoffman, Toro’s chairman and chief executive officer. “We are particularly excited to have crossed over the $2 billion revenue milestone for the first time in the company’s history, a timely accomplishment as we head down the home stretch to our Centennial in July 2014. In addition, we remain focused on returning value to our shareholders, as demonstrated by the increase in both our annual dividend guideline and quarterly cash dividend.”

“Looking across our businesses, Fiscal 2013 was a good year. I am extremely proud of our team and their passion for innovation and serving our customers. Of course we had our share of challenges, but we were able to successfully manage through less than ideal weather conditions in the first half of the year, as well as the phase-in of the Tier 4 diesel engine transition. Our innovative new product offerings helped us to defend and grow our positions in golf equipment and irrigation, landscape maintenance products, residential ZTR mowers and handheld blowers and trimmers. Our recent acquisitions in the rental and construction space are integrated and contributing. Demand for our precision agriculture irrigation products continued to grow and we further expanded our global presence with the closing of our China acquisition in the fourth

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quarter. And our efforts on productivity are making a positive difference, helping to expand our operating earnings to a record $230.7 million and 11.3 percent and continuing our progress toward our Destination 2014 operating earnings goal.”

“For the fourth quarter, even with favorable comparisons to last year when we saw soft preseason demand for our snow products, we delivered solid performance. Practically all of our product lines contributed to our sales growth and our expanded gross margins further evidence the traction we are gaining with our productivity efforts.”

“Looking ahead to fiscal 2014, we are mindful of the mild expectations for our world-wide economic environments, as well as the challenges that Mother Nature can create for our businesses and customers.  Nonetheless, we are cautiously optimistic about the prospects for our end markets in this Centennial year.  Golf course development is progressing in key markets, housing and construction continues to improve, and around the world customers are seeking more efficient methods of irrigation. We are well-positioned across our product portfolio to capitalize on growth in all of these areas. In addition, our recent investments to expand the global footprint of our micro irrigation business and grow our rental and construction market presence are yielding positive results and will continue to gain momentum. While we hope that Mother Nature will deliver favorable weather, that is out of our control. Instead, we remain focused on the things that have made us successful for our first 100 years: developing innovative products, serving our customers and executing in the marketplace. We continue to pursue our Destination 2014 goals in this final year of our initiative and our employees are engaged to drive revenue growth and further improve productivity.”

The company expects revenue growth for fiscal 2014 to be about 4 to 5 percent, and net earnings to be about $2.85 to $2.90 per share. For the first quarter, the company expects net earnings to be about $0.35 per share, with unfavorable year-over-year quarterly comparisons due to increased sales accelerated into the first quarter of last year by the Tier 4 diesel engine transition that will not be repeated this year.

SEGMENT RESULTS

Professional

•                  Professional segment net sales for fiscal 2013 totaled $1,425.3 million, up 7.2 percent over last year. Sales of landscape maintenance equipment increased on strong retail demand for our zero turn radius products and successful new product introductions—including our new TurfMaster™ heavy duty walk power mower, electronic fuel injection products and turf renovation products. Worldwide golf and irrigation sales were up as existing golf courses continued to replace aging equipment and irrigation systems with our offerings and new international golf course projects were awarded to us. Rental and construction equipment sales grew on increased demand for our products and incremental sales from recent acquisitions. Global micro irrigation sales increased with continued demand for more efficient irrigation solutions for agriculture. For the fourth quarter, professional segment net sales were $255.8 million, up 11.9 percent from the comparable fiscal 2012 period.

•                  Professional segment earnings for fiscal 2013 totaled $254.4 million, up 9.6 percent from the prior year. For the fourth quarter, professional segment earnings were $21.8 million, up 5 percent from the comparable fiscal 2012 period.

Residential

•                  Residential segment net sales for fiscal 2013 were $594.4 million, down 2.1 percent from last year. This slight decline largely was attributable to challenged preseason sales of snow products early in fiscal 2013 and unfavorable spring weather at the beginning of the key selling season. Sales benefitted from increased shipments of domestic residential riding products as consumers continued to transition to our zero turn radius mowers, including our Timecutter® line of Zs, and from higher demand for our handheld trimmer and blower products in the U.S. and Pope-branded irrigation products in Australia. For the

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fourth quarter, residential segment net sales were $116.6 million, up 14.3 percent from the comparable fiscal 2012 period. This increase primarily was due to improved preseason demand for snowthrowers as compared to our fiscal 2012 fourth quarter, with sales of worldwide residential riding products, handheld solutions and Pope irrigation products also contributing.

•                  Residential segment earnings for fiscal 2013 totaled $62 million, up 7.2 percent from fiscal 2012. For the fourth quarter, residential segment earnings were $10.1 million, up from $6.7 million in the comparable fiscal 2012 period.

OPERATING RESULTS

Gross margin for fiscal 2013 improved 110 basis points from last year to 35.5 percent. The majority of the margin expansion was due to realized price, product mix and productivity improvement, somewhat offset by unfavorable currency exchange rates. For the fourth quarter, gross margin was up 30 basis points to 33.6 percent.

Selling, general and administrative (SG&A) expense as a percent of sales increased 30 basis points to 24.2 percent for fiscal 2013. For the fourth quarter, SG&A expense as a percentage of sales decreased 70 basis points to 31.4 percent.

Other income for fiscal 2013 was $12.3 million, up $4.7 million from last year. The increase primarily was due to a one-time legal recovery, as well as lower foreign currency losses and higher income from our investment in Red Iron Acceptance, our channel financing joint venture.

Operating earnings as a percent of sales improved 80 basis points to 11.3 percent for fiscal 2013 For the fourth quarter, operating earnings improved 100 basis points to 2.2 percent of sales compared to 1.2 percent last year.

Interest expense for fiscal 2013 was $16.2 million, down 4.1 percent compared to fiscal 2012. For the fourth quarter, interest expense totaled $3.9 million, down 5.2 percent from the same period last year.

The effective tax rate for the fiscal year was 31.7 percent compared with 34 percent last year, primarily due to the reinstatement of the Federal Research and Engineering Tax Credit.

Accounts receivable at the end of the fiscal year totaled $157.2 million, up 6.6 percent from the prior year period. Net inventories were $240.1 million, down 4.4 percent from the end of fiscal 2012. Trade payables were $136.2 million, up 9.1 percent compared with last year.

About The Toro Company

The Toro Company (NYSE: TTC) is a leading worldwide provider of innovative turf, landscape, rental and construction equipment, and irrigation and outdoor lighting solutions. With sales of more than $2 billion in fiscal 2013, Toro’s global presence extends to more than 90 countries through strong relationships built on integrity and trust, constant innovation and a commitment to helping customers enrich the beauty, productivity and sustainability of the land. Since 1914, the company has built a tradition of excellence around a number of strong brands to help customers care for golf courses, sports fields, public green spaces, commercial and residential properties and agricultural fields. More information is available at www.thetorocompany.com.

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LIVE CONFERENCE CALL

December 5, 2013 at 10:00 a.m. CST

www.thetorocompany.com/invest

The Toro Company will conduct its earnings call and webcast for investors beginning at 10:00 a.m. CST on December 5, 2013.  The webcast will be available at www.streetevents.com or at www.thetorocompany.com/invest.  Webcast participants will need to complete a brief registration form and should allocate extra time before the webcast begins to register and, if necessary, download and install audio software.

Forward-Looking Statements

This news release contains forward-looking statements, which are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations of future events, and often can be identified by words such as “expect,” “strive,” “looking ahead,” “outlook,” “forecast,” “goal,” “optimistic,” “anticipate,” “continue,” “plan,” “estimate,” “believe,” “should,” “could,” “will,” “would,” “possible,” “may,” “likely,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied. Particular risks and uncertainties that may affect our operating results or financial position include: worldwide economic conditions, including slow or negative growth rates in global and domestic economies and weakened consumer confidence; disruption at our manufacturing or distribution facilities, including drug cartel-related violence affecting our maquiladora operations in Juarez, Mexico; fluctuations in the cost and availability of raw materials and components, including steel, engines, hydraulics and resins; the impact of abnormal weather patterns, including unfavorable weather conditions exacerbated by global climate change or otherwise; the impact of natural disasters and global pandemics; the level of growth or contraction in our key markets; government and municipal revenue, budget and spending levels; dependence on The Home Depot as a customer for our residential business; elimination of shelf space for our products at dealers or retailers; inventory adjustments or changes in purchasing patterns by our customers; our ability to develop and achieve market acceptance for new products; increased competition; the risks attendant to international operations and markets, including political, economic and/or social instability and tax policies in the countries in which we manufacture or sell our products; foreign currency exchange rate fluctuations; our relationships with our distribution channel partners, including the financial viability of our distributors and dealers; risks associated with acquisitions; management of our alliances or joint ventures, including Red Iron Acceptance, LLC; the costs and effects of enactment of, changes in and compliance with laws, regulations and standards, including those relating to consumer product safety, Tier 4 emissions requirements, conflict mineral disclosure, taxation, healthcare, and environmental, health and safety matters; unforeseen product quality problems; loss of or changes in executive management or key employees; the occurrence of litigation or claims, including those involving intellectual property or product liability matters; and other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements made herein to reflect events or circumstances after the date hereof.

(Financial tables follow)

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THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings (Unaudited)

(Dollars and shares in thousands, except per-share data)

	Three Months Ended		Fiscal Years Ended
	October 31, 2013	October 31, 2012	October 31, 2013	October 31, 2012
Net sales	$382,366	$339,294	$2,041,431	$1,958,690
Gross profit	128,648	112,899	724,797	673,094
Gross profit percent	33.6%	33.3%	35.5%	34.4%
Selling, general, and administrative expense	120,241	108,792	494,135	467,481
Operating earnings	8,407	4,107	230,662	205,613
Interest expense	(3,903)	(4,115)	(16,210)	(16,906)
Other income, net	4,841	2,324	12,261	7,555
Earnings before income taxes	9,345	2,316	226,713	196,262
Provision for income taxes	4,395	2,065	71,868	66,721
Net earnings	$4,950	$251	$154,845	$129,541

Basic net earnings per share	$0.09	$0.00	$2.67	$2.18

Diluted net earnings per share	$0.08	$0.00	$2.62	$2.14

Weighted average number of shares of common stock outstanding — Basic	57,406	58,836	57,922	59,446

Weighted average number of shares of common stock outstanding — Diluted	58,750	60,162	59,105	60,618

Segment Data (Unaudited)

(Dollars in thousands)

	Three Months Ended		Fiscal Years Ended
	October 31, 2013	October 31, 2012	October 31, 2013	October 31, 2012
Segment Net Sales
Professional	$255,813	$228,605	$1,425,259	$1,329,504
Residential	116,622	102,036	594,411	607,435
Other	9,931	8,653	21,761	21,751
Total *	$382,366	$339,294	$2,041,431	$1,958,690

* Includes international sales of	$123,000	$113,842	$615,371	$594,313

	Three Months Ended		Fiscal Years Ended
	October 31, 2013	October 31, 2012	October 31, 2013	October 31, 2012
Segment Earnings (Loss) Before Income Taxes
Professional	$21,807	$20,775	$254,424	$232,104
Residential	10,130	6,715	62,033	57,889
Other	(22,592)	(25,174)	(89,744)	(93,731)
Total	$9,345	$2,316	$226,713	$196,262

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Balance Sheets (Unaudited)

(Dollars in thousands)

	October 31, 2013	October 31, 2012
ASSETS
Cash and cash equivalents	$182,993	$125,856
Receivables, net	157,171	147,410
Inventories, net	240,089	251,117
Prepaid expenses and other current assets	33,258	24,437
Deferred income taxes	39,756	63,314
Total current assets	653,267	612,134

Property, plant, and equipment, net	185,096	180,523
Goodwill and other assets, net	164,385	142,542
Total assets	$1,002,748	$935,199

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of long-term debt	$—	$1,858
Accounts payable	136,158	124,806
Accrued liabilities	252,687	251,458
Total current liabilities	388,845	378,122

Long-term debt, less current portion	223,544	223,482
Deferred revenue	10,899	11,143
Deferred income taxes	5,969	2,280
Other long-term liabilities	14,753	7,770
Stockholders’ equity	358,738	312,402
Total liabilities and stockholders’ equity	$1,002,748	$935,199

THE TORO COMPANY AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollars in thousands)

	Fiscal Years Ended
	October 31, 2013	October 31, 2012
Cash flows from operating activities:
Net earnings	$154,845	$129,541
Adjustments to reconcile net earnings to net cash provided by operating activities:
Noncash income from finance affiliate	(7,097)	(5,996)
Provision for depreciation, amortization, and impairment losses	54,134	53,634
Stock-based compensation expense	10,237	9,503
Decrease (increase) in deferred income taxes	149	(206)
Other	10	(132)
Changes in operating assets and liabilities, net of effect of acquisitions:
Receivables, net	(11,912)	(495)
Inventories, net	9,373	(21,973)
Prepaid expenses and other assets	(6,825)	(6,741)
Accounts payable, accrued liabilities, deferred revenue, and other long-term liabilities	18,962	28,663
Net cash provided by operating activities	221,876	185,798

Cash flows from investing activities:
Purchases of property, plant, and equipment	(49,427)	(43,242)
Proceeds from asset disposals	413	491
Distributions from finance affiliate, net	6,342	5,091
Acquisitions, net of cash acquired	(2,101)	(9,663)
Net cash used in investing activities	(44,773)	(47,323)

Cash flows from financing activities:
Repayments of short-term debt	(415)	(922)
Repayments of long-term debt	(1,739)	(1,858)
Excess tax benefits from stock-based awards	6,134	9,017
Proceeds from exercise of stock options	9,808	20,347
Purchases of Toro common stock	(99,587)	(93,395)
Dividends paid on Toro common stock	(32,499)	(26,230)
Net cash used in financing activities	(118,298)	(93,041)

Effect of exchange rates on cash and cash equivalents	(1,668)	(464)

Net increase in cash and cash equivalents	57,137	44,970
Cash and cash equivalents as of the beginning of the fiscal year	125,856	80,886

Cash and cash equivalents as of the end of the fiscal year	$182,993	$125,856